                                                                   EXHIBIT 5.1

                                       [LOGO]

                              200 East Randolph Drive
                              Chicago, Illinois 60601

                                  (312) 861-2000                   Facsimile:
                                                                 (312) 861-2200


                                   October 14, 1999


Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045

Ladies and Gentlemen:

     We are acting as special counsel to Packaging Corporation of America, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 49,285,240 shares of its Common Stock, par value $.01 per share (the "Common Stock"), including 6,410,240 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on September 13, 1999 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to 8,125,000 shares are being offered by the Company (the "Primary Shares") and up to 41,160,240 shares are being offered by a selling stockholder (the "Secondary Shares").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Certificate of Amendment to Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") to be filed with the Secretary of State of the State of Delaware prior to the sale of the Primary Shares and the Secondary Shares and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Primary Shares and the original issuance of the Secondary Shares.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which

                                  [LOGO]


Packaging Corporation of America
October 14, 1999
Page 2





this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (1) Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Primary Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, when the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares and when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement (U.S. Version) and the Underwriting Agreement (International Version), the Primary Shares will be validly issued, fully paid and nonassessable.

          (2) The Secondary Shares have been duly authorized, validly issued and fully paid and are nonassessable.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration

                                  [LOGO]


Packaging Corporation of America
October 14, 1999
Page 3



statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offerings contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                    Sincerely,

                                    /s/ KIRKLAND & ELLIS

                                    Kirkland & Ellis